                                                                       EXHIBIT 5

                           LIBERTY MEDIA CORPORATION
                      8101 EAST PRENTICE AVENUE, SUITE 500
                           ENGLEWOOD, COLORADO  80111


                                                    August 24, 1995





Mr. Barry Diller
1940 Coldwater Canyon
Beverly Hills, California  90120

Dear Sir:

                 Reference is made to the Term Sheet attached hereto pursuant to which, subject to the prior receipt of any required approvals of the Board of Directors of Silver King Communications, Inc. ("Silver") under Section 203 of the Delaware General Corporation Law, we have entered into certain agreements with respect to the equity securities of Silver, all as more fully described in the Term Sheet.

                 The Term Sheet contemplates that the agreements contained therein will be superseded by definitive agreements and instruments which will contain provisions incorporating and expanding upon the agreements set forth therein, together with other provisions customary in the case of transactions of this type, and such other provisions as are reasonable and appropriate in the context of the transactions contemplated hereby. Notwithstanding the foregoing, the parties expressly acknowledge that the Term Sheet and this agreement, subject to the prior receipt of any such required approvals of the Board of Directors of Silver, will constitute a binding agreement between them, subject to the terms and preconditions set forth herein and in the Term Sheet, until such definitive agreements are executed and delivered. If such definitive agreements are not executed and delivered, then, subject to the receipt of any such required approvals of the Board of Directors of Silver, the Term Sheet and this agreement shall constitute such definitive agreements.

                 If the foregoing is acceptable to you, please execute the copy of this agreement in the space below, at which time this instrument will constitute a binding agreement between us.

                                        Very truly yours,

                                        LIBERTY MEDIA CORPORATION

                                        By: /s/ Peter R. Barton
                                           --------------------
                                        Name:   Peter R. Barton
                                        Title:   President


ACCEPTED AND AGREED
this 24th day of August, 1995

/s/ Barry Diller
    ------------
Barry Diller

                             PROJECT NET TERM SHEET


         Subject to the prior receipt of any required approvals of the Board of Directors of Silver King Communications, Inc., a Delaware corporation ("Silver"), for purposes of Section 203 of the Delaware General Corporation Law ("Section 203"), the following constitute the proposed terms upon which Liberty Media Corporation, a Delaware corporation ("Rockies"), and Barry Diller ("Lasorda") and/or a corporation, partnership or trust at least 90% owned and controlled by Lasorda ("Dodgers") will enter into certain agreements with respect to the equity securities of Silver. It is contemplated that, if the required Section 203 approvals are obtained from the Board of Directors of Silver, definitive agreements will be entered into containing the detailed terms of the matters set forth herein.


TRANSACTION                            At a meeting of the Silver Board of
OVERVIEW:                              Directors, Rockies will present to the
                                       Board a proposal whereby:



                                       (x)   Dodgers and/or Lasorda will
                                             purchase the Initial Shares and the
                                             Additional Shares from Silver and
                                             will be granted the Options by
                                             Silver (each, as defined in the
                                             Silver Term Sheet);

                                       (y)   Lasorda will agree to become
                                             initially the Chairman of the Board
                                             and Chief Executive Officer of
                                             Silver and to become a member of
                                             the Silver Board of Directors; and

                                       (z)   Subject to the approval of the
                                             Silver Board of Directors, Rockies,
                                             Dodgers and Lasorda will enter into
                                             the Silver Stockholders Agreement.

                                        As soon as practicable following receipt of all required approvals by the Silver Board of the arrangements contemplated by clauses (x) and (y) above (and the execution and delivery of the Silver Term Sheet by the applicable parties thereto), Rockies and Dodgers will enter into the Silver Stockholders Agreement described below.


I.       SILVER COMPANY ARRANGEMENTS.

FORMATION OF                            Promptly following the date of this Term
SILVER COMPANY:                         Sheet, Rockies and Dodgers will form an
                                        entity ("Silver Company"), with Rockies
                                        holding a convertible non-voting
                                        participating preferred equity interest
                                        and Dodgers holding a common equity
                                        interest initially constituting all of
                                        the voting equity interest in the Silver
                                        Company.

                                        The capital contributions to the Silver
                                        Company will be as follows:

                                             1. Rockies will contribute the
                                        Silver Option (as defined below) and an
                                        amount in cash equal to the aggregate
                                        exercise price of the Silver Option.

                                             2. Dodgers will contribute [$100]
                                        in cash.

                                        Rockies and Dodgers will use all
                                        reasonable efforts to seek and obtain
                                        FCC approval for the exercise of the
                                        Silver Option by the Silver Company and
                                        the transactions contemplated hereby.

                                        Following the occurrence of a Change in
                                        Law (as defined below), (i) Rockies;
                                        equity interest in the Silver Company
                                        will convert into voting common equity
                                        interest having the same pro rata
                                        rights, powers and preferences as
                                        Dodgers; equity interest in the Silver
                                        Company and (ii) Rockies or its designee shall be required to purchase (and Dogers will be required to sell) Dodgers' entire equity interest in the Silver Company for an amount equal to the cash amount invested in the Silver Company by Dodgers plus interest on such amount at the Agreed Rate from the date of such contribution to the date of such purchase, compounded annually (the "Dodgers Interest Purchase Price"). The "Agreed Rate" shall equal the rate of interest per annum in effect from time to time and publicly announced by the Bank of New York as its prime rate of interest.

                                        Other than as set forth above, there
                                        will be no additional contributions to
                                        the Silver Company without the consent
                                        of each holder of a voting or non-voting equity interest in the Silver Company. At all times, the percentage equity economic interest in the Silver Company of each of Rockies and Dodgers will be in proportion to the fair market value of the relative contributions that have been made by such Stockholder to the Silver Company (with the fair market value of the Silver Option determined by reference to the "spread" between the market price per share of the Silver Common Stock and the applicable exercise price per share of such option). The capitalization of the Silver Company will be structured in a manner reasonably acceptable to the parties in light of relevant tax, regulatory and capital commitment considerations.

MANAGEMENT:                             The business and affairs of the Silver
                                        Company will be managed by a Board of
                                        Directors elected by the holders of a
                                        majority of the voting equity interests
                                        in the Silver Company. Notwithstanding
                                        the foregoing, the taking of any action
                                        by the

                                        Silver Company with respect to (i) to
                                        the extent permitted by applicable law,
                                        any Fundamental Matter (as defined
                                        below) (as applied to the Silver
                                        Company, mutatis mutandis) or (ii) any
                                        acquisition or disposition (including
                                        pledges) of the Silver Option or any
                                        other Silver Securities held by the
                                        Silver Company, in either case, will
                                        require the unanimous approval of each
                                        holder of a voting or non-voting equity
                                        interest in the Silver Company.

TRANSFERS OF                            Except as otherwise specifically
INTERESTS:                              provided in this Term Sheet, no
                                        transfers or other dispositions
                                        (including pledges), directly or
                                        indirectly, of any interest in the
                                        Silver Company will be permitted without the consent of each Stockholder, provided, that Rockies shall be entitled to transfer all or part of its interest in the Silver Company to members of the Rockies Stockholder Group.

                                        At such time as (i) Lasorda is no longer the Chairman of the Board and/or Chief Executive Officer and/or President of Silver or (ii) the Dodgers Stockholder Group ceases to own its Eligible Stockholder Amount (as defined below) of Silver Securities, Dodgers shall be required to sell its entire interest in the Silver Company to Rockies (or Rockies' designee) at a price equal to the Dodgers Interest Purchase Price.


II.      SILVER STOCKHOLDERS AGREEMENT.

SCOPE: Simultaneously with the formation of the Silver Company, Rockies and Lasorda will enter into the Silver Stockholders Agreement, which will govern, among other matters, (i) all equity securities of Silver, including any securities exercisable or exchangeable for or convertible into equity securities of Silver (collectively, the "Silver Securities") held by Rockies or Lasorda (each, a "Stockholder") and their respective controlled affiliates (such Stockholder, together with, in the case of Rockies, the controlled affiliates of Rockies and Rockies; publicly held parent corporation ("Rockies Parent"), and, in the case of Lasorda, his 90% owned and controlled affiliates, is referred to as a "Stockholder Group"),
                                        (ii) the formation andcapitalization of
                                        the Silver Company, (iii) the exchange
                                        of certain shares of Silver Common Stock owned by Dodgers for shares of Silver Class B Stock owned by Rockies or the Silver Company and (iv) the right of Lasorda to vote the Silver Securities held by the Rockies Stockholder Group pursuant to the conditional proxy described below under the caption "Dodgers Management Rights," subject to the limitations described herein. Each Stockholder Group will agree that it will not enter into any other agreement with respect to its Silver Securities other than as contemplated hereby. Notwithstanding the foregoing, prior to the time that Rockies acquires Dodgers' interest in the Silver Company in the manner described in this Term Sheet, the Silver Company shall not be deemed to be a member of either the Rockies Stockholder Group or the Dodgers Stockholder Group and, except as specifically set forth in this Term Sheet, any Silver Securities held by the Silver Company (including the option currently held by Rockies to acquire shares of Silver Class B Stock (the "Silver Option") and the shares of Silver Class B Stock subject to the Silver Option) shall not be deemed to be held by either the Rockies Stockholder Group or the Dodgers Stockholder Group.


DODGERS                                 Lasorda shall be entitled to exercise
MANAGEMENT                              voting authority and authority to act by
RIGHTS:                                 written consent over all Silver
                                        Securities owned by each member of the
                                        Rockies Stockholder Group, on all
                                        matters submitted to a vote of Silver
                                        stockholders or by which Silver
                                        stockholders may act by written consent
                                        pursuant to a conditional proxy (which
                                        proxy shall be valid for the full term
                                        that this Term Sheet and the Silver
                                        Stockholders Agreement that replaces
                                        this Term Sheet are effective and is
                                        irrevocable and coupled with an interest for purposes of Section 212 of the Delaware General Corporation Law);
                                        provided, that each Stockholder agrees,
                                        and agrees to cause each member of its
                                        Stockholder Group, to take or cause to
                                        be taken all reasonable actions required
                                        (including to vote or execute a written
                                        consent with respect to the Silver
                                        Securities held by the Silver Company)
                                        (i) prior to a Change in Law (as defined below), to the extent permitted by law, to prevent the taking of any action by Silver with respect to a Fundamental
                                        Matter without the consent of both
                                        Stockholders and (ii) following a Change in Law, (A) for the election of a slate of directors of Silver, two of whom will be designated by Rockies and the remainder of whom will be designated by Dodgers and (B) to prevent the taking of any action by Silver with respect to a Fundamental Matter without the consent of both Stockholders.

                                        Following a Change in Law, subject to
                                        applicable law and fiduciary duties and
                                        except with respect to (x) any
                                        Fundamental Matters, (y) any decision to terminate Lasorda's employment with Silver for Cause and (z) any decision relating to Lasorda's compensation by Silver (except as provided for by the Silver Term Sheet), Rockies shall be required to use its reasonable best efforts to cause its designees on the Silver Board of Directors to vote with respect to any matter presented to a vote of the Silver Board of Directors in the manner instructed by Lasorda.


                                        For purposes of this Term Sheet and the
                                        Silver Stockholders Agreement, a "Change in Law" shall be deemed to have occurred at such time as Rockies is entitled to exercise full ownership and control over its Silver Securities (including the pro rata portion of the Silver Securities held by the Silver Company represented by Rockies equity interest in the Silver Company) notwithstanding Silver's ownership of its broadcast licenses.


FUNDAMENTAL                                 1.  Any transaction not in the
MATTERS: ordinary course of business, launching new or additional channels or engaging in any new field of business, in any case, which will result in, or will have a reasonable likelihood of resulting in, Rockies or any member of its Stockholder Group being required under law to divest itself of all or any part of its Silver Securities, or interests therein (including its interest in the Silver Company), or any other material assets of such entity, or which will render such entity's continued ownership of such stock or assets illegal or subject to the imposition of a fine or penalty or which will impose material additional restrictions or limitations on such entity's full rights of ownership (including, without limitation, voting) thereof or therein.

                                             2.  The acquisition, disposition
                                        (including pledges), grant or issuance,
                                        directly or indirectly, by Silver or any of its subsidiaries, of any assets (including debt and/or equity securities) or business (by merger, consolidation or otherwise), or the incurrence of any indebtedness, in any such case (in one transaction or a series of related transactions), with a value of 10% or more of the market value of Silver's outstanding equity securities at the time of such transaction.

                                             3.  Any material amendments to the
                                        Certificate of Incorporation or Bylaws
                                        of Silver.

                                             4.  Engaging in any line of
                                        business other than media,
                                        communications and entertainment
                                        products, services and programming.

                                             5.  The settlement of any
                                        litigation, arbitration or other
                                        proceeding which is other than in the
                                        ordinary course of business and which
                                        involves any material restriction on the conduct of business by Silver or its affiliates or the continued ownership of its assets by Silver or any of its affiliates (in each case, including Rockies).

                                             6.  Any transaction (other than
                                        those contemplated by this Term Sheet)
                                        between Silver and its affiliates, on
                                        the one hand, and Lasorda and his
                                        affiliates, on the other hand, subject
                                        to exceptions relating to the size of
                                        the proposed transaction and those
                                        transactions which are otherwise on an
                                        arm's length basis.


TERMINATION OF                          A Stockholder shall cease to be entitled
RIGHTS:                                 to exercise any rights under this Term
                                        Sheet and the Stockholders Agreement as
                                        of the date that its Stockholder Group
                                        collectively ceases to own the
                                        equivalent of 1,100,000 shares of Silver
                                        Common Stock in the case of Dodgers and
                                        1,000,000 shares of Silver Common Stock
                                        in the case of Rockies (including, in
                                        the case of Rockies, the proportionate
                                        number of Silver Securities represented
                                        by Rockies' equity interest in the
                                        Silver Company), in each case determined on a fully diluted basis (taking into account, in the case of Rockies, the shares issuable upon exercise of the Silver Option and, in the case of Dodgers, all unexercised Options, whether or not then exercisable, and all Silver Additional Shares) (as to each
                                        Stockholder, its "Eligible Stockholder
                                        Amount").

                                        In addition, Lasorda and each member of
                                        his Stockholder Group shall cease to be
                                        entitled to exercise any rights under
                                        this Term Sheet and the Silver
                                        Stockholders Agreement with respect to
                                        the following matters at such time as
                                        Lasorda is no longer Chairman of the
                                        Board and/or Chief Executive Officer
                                        and/or President of Silver:

                                        i)       the matters covered under the
                                                 caption "Dodgers Management
                                                 Rights";

                                        ii)      the matters covered under the
                                                 caption "Share Exchange"; and

                                        iii)     the Dodgers right of first
                                                 refusal in connection with
                                                 certain transfers of Silver
                                                 Securities by the Rockies
                                                 Stockholder Group pursuant to
                                                 the second paragraph under
                                                 the caption "Transfers of
                                                 Silver Securities".

                                        In addition, at such time as Lasorda is
                                        no longer Chairman of the Board and/or
                                        Chief Executive Officer and/or President of Silver, the Rockies Stockholder Group shall no longer have any obligations under this Term Sheet or the Silver Stockholders Agreement with respect to the matters covered under the caption "Transfers of Silver Securities", except with respect to the Silver Put.

                                        Notwithstanding the provisions of the
                                        previous two paragraphs, in the event
                                        that prior to the date of the exercise
                                        of the Silver Option by the Silver
                                        Company, Lasorda's employment with
                                        Silver is terminated (x) by Silver
                                        without Cause (as defined in the Silver
                                        Term Sheet) or (y) Lasorda for Good
                                        Reason (as defined in the Silver Term
                                        Sheet, then to the extent that (i)
                                        during the period from such termination
                                        until the exercise of the Silver Option
                                        by the Silver Company, Lasorda continues to indicate a good faith intention to become Chairman of the Board and/or Chief Executive Officer and/or President of Silver promptly following the exercise of the Silver Option by the Silver Company and (ii) upon such exercise of the Silver Option Lasorda does become the Chairman of the Board and/or Chief Executive Officer and/or President of Silver, such termination of Lasorda's employment will not have the effects specified in the preceding two paragraphs.

SHARE EXCHANGE:                         So long as the Dodgers Stockholder Group
                                        holds the Eligible Stockholder Amount of Silver Securities, then Dodgers shall have the right, exercisable from time to time, to require that Rockies or the Silver Company exchange, on a share for share basis, shares of Silver Class B
                                        Stock owned by Rockies or the Silver
                                        Company, as the case may be, for vested
                                        shares of Silver Common Stock owned by
                                        Dodgers (in each case not subject to any liens (other than pursuant to the Silver
                                        Stockholders Agreement)).
                                        Notwithstanding the foregoing, neither
                                        Rockies nor the Silver Company shall be
                                        required to exchange any shares of
                                        Silver Class B Stock for shares of
                                        Silver Common Stock to the extent that,
                                        after giving effect to such exchange,
                                        Rockies will cease to own Silver
                                        Securities constituting at least 50% of
                                        the total voting power of Silver,
                                        determined on a fully diluted basis
                                        (taking into account the pro rata
                                        portion of the Silver Securities held by the Silver Company represented by
                                        Rockies equity interest in the Silver
                                        Company).


TRANSFERS                               Subject to the other provisions of this
OF SILVER                               Term Sheet and the Silver Stockholders
SECURITIES:                             Agreement, no Stockholder shall transfer
                                        or otherwise dispose of (including
                                        pledges), directly or indirectly, any
                                        Silver Securities other than (w)
                                        transfers of Silver Securities by
                                        Lasorda in order to pay taxes arising
                                        from the granting, vesting and/or
                                        exercise of the Options and/or the
                                        payment of bonuses on repayment of the
                                        Lasorda Note (as defined in the
                                        Silver Term Sheet), (x) transfers of
                                        Silver Securities by Rockies to members
                                        of the Rockies Stockholder Group or by
                                        Lasorda or Dodgers to members of the
                                        Dodgers Stockholder Group, (y) a pledge
                                        or grant of a security interest in
                                        vested Silver Securities (other than the pledge of the Additional Shares and the excess shares (each as defined in the

                                        Silver Term Sheet)) in connection with
                                        bona fide indebtedness in connection
                                        with which the pledgee of the applicable
                                        Silver Securities agrees that, upon any
                                        default or exercise of its rights under
                                        such pledge or security arrangement, it
                                        will offer to sell the pledged Silver
                                        Securities to the non-pledging
                                        Stockholder (or its designee) for an
                                        amount equal to the lesser of the
                                        applicable amount of such indebtedness
                                        and the fair market value of such
                                        pledged Silver Securities, and (z)
                                        transfers of Options or Silver
                                        Securities to Silver by Dodgers or its
                                        affiliates in connection with a
                                        "cashless" exercise of the Options
                                        (which shall be permitted pursuant to
                                        the terms thereof).

                                        In addition to the foregoing, but
                                        subject to a right of first refusal of
                                        the other Stockholder (which right shall be assignable): (i) following the fifth anniversary of the date of the Silver Stockholders Agreement either
                                        Stockholder may transfer all but not
                                        less than all of the Silver Securities
                                        held by its Stockholder Group (and, in
                                        the case of Rockies, its entire interest in the Silver Company) to an unaffiliated third party, (ii) following the time that Lasorda is no longer the Chairman of the Board and/or Chief Executive Officer and/or President of Silver, Lasorda may transfer all but not less than all of the Silver Securities held by its Stockholder Group to an unaffiliated third party, and (iii) either Stockholder may transfer any portion of the Silver Securities held by its Stockholder Group to an unaffiliated third party, provided that, following such transfer (A) such Stockholder Group retains its Eligible Stockholder Amount of Silver Securities and (B) in the case of Rockies, the outstanding shares of Silver Class B Stock and Silver Common Stock held by Rockies and Dodgers (and the members of their respective Stockholder Groups) and the Silver Company collectively represent 50.1% of the voting power of the outstanding Silver Securities on a fully diluted basis. Notwithstanding the previous sentence (but subject to the conditions contained in the proviso in clause (iii) above), either Stockholder may transfer any of its Silver Securities in one or more transactions that comply with the requirements of Rule 144 or 145 (as applicable) under the Securities Act of 1933 without regard to the right of first refusal described in the previous sentence.

                                        Except as otherwise specifically
                                        provided in this Term Sheet, neither
                                        Stockholder shall be entitled to assign
                                        any of its rights under the Silver
                                        Stockholders Agreement; and following
                                        any transfer of Silver Securities in
                                        accordance with the provisions of the
                                        previous paragraph (other than to a
                                        member of the Stockholder Group of such
                                        Stockholder), the assignee of such
                                        Silver Securities shall not have any
                                        rights or obligations under
                                        the Stockholders Agreement with respect
                                        to such Silver Securities.

                                        If Lasorda ceases to be the Chairman of
                                        the Board and/or Chief Executive Officer and/or President of Silver (except as a result of a termination by Silver for Cause) following the third anniversary of the date of this Term Sheet, then during the forty-five day period following the date that Lasorda so ceases to be the Chairman of the Board and/or Chief Executive Officer and/or President of Silver, Dodgers will be entitled to elect to "put" all, but not less than all, of the Silver Securities held by its Stockholder Group to Rockies at their Appraised Value (the "Silver Put"). The purchase price for the Silver Put shall be payable, at Rockies' election, in cash or in any publicly traded class or series of common equity securities of Rockies or its parent (including any class or series of common equity securities of Rockies Parent intended to track the business and assets of Rockies), as to which securities Dodgers will receive customary registration rights. For purposes of the payment of such purchase price, the value of such common equity securities of Rockies or Rockies Parent shall be the average of the closing trading prices of such securities for the 20 trading days ending on the second complete trading day prior to the consummation of such purchase. In order to determine Appraised Value, promptly following the exercise of the Silver Put, each of Dodgers and Rockies shall select an independent investment banking firm who shall promptly make a determination of Appraised Value. If the higher of the two such determinations is greater than 110% of the lower of such determinations, then a third independent investment banking firm shall be selected by such first two investment banking firms, which third investment banking firm shall promptly determine Appraised Value. The Appraised Value shall be the average of the first two appraisals, if only two appraisals are required, or if three appraisals are required, the average of the two appraisals closest in value (or if there are not two closest appraisals, the average of all three such appraisals). In making their determinations, such investment banking firms shall be instructed that the Appraised Value shall be equal to (i) the fair market value of Silver on a going concern basis in a transaction in which the applicable buyer acquires all outstanding Silver Securities multiplied by (ii) the fraction corresponding to the percentage of the fully diluted equity of Silver represented by the Silver Securities owned by the Dodgers Stockholder Group. Such investment banking firms shall also be instructed to assume in making their determination that (i) Lasorda is no longer the Chairman of the Board and/or Chief Executive Officer and/or President of Silver and (ii) that there is no controlling stockholder of Silver. Following the determination of the Appraised Value, Rockies shall be entitled within a 60 day period to elect to either pay the applicable purchase price in the manner set forth above for the Silver Securities held by the Dodgers Stockholder Group or, in the alternative (and notwithstanding the exercise of the Silver Put), to elect to cause Silver to conduct an "auction" in which all of the outstanding Silver Securities shall be sold to a third party (and, in the event of such an election, each Stockholder agrees to cooperate in conducting such "auction" and consummating such sale as promptly and efficiently as practicable); provided, that any member of a Stockholder Group acting alone or together with a group of bidders may bid in and/or be the purchaser in such auction.

                                        Notwithstanding any other provision of
                                        the Term Sheet, prior to any transfer or other disposition (other than a pledge or grant of a security interest in compliance with clause (y) of the first paragraph under the caption "Transfers of Silver Securities") of Silver Class B Stock (other than pursuant to the provisions described under the caption "Share Exchange" or to a member of such Stockholder's Stockholder Group, to the other Stockholder or, if the non-transferring Stockholder so elects, to a purchaser designated by the non-transferring Stockholder in connection with the exercise by such non-transferring Stockholder of its right of first refusal pursuant to the Silver Stockholders Agreement), all shares of Silver Class B Stock proposed to be so transferred or otherwise disposed of shall be exchanged with the non-transferring Stockholder or the Silver Company, as the case may be, for shares of Silver Common Stock, on a share for share basis, and to the extent such non-transferring Stockholder or the Silver Company, as the case may be, does not own sufficient shares of Silver Common Stock to make such an exchange, such transferring Stockholder shall convert, or cause to be converted, such shares of Silver Class B Stock into shares of Silver Common Stock (or such other Silver Securities into which such shares are then convertible) prior to such transfer.

                                        All transfers and exchanges contemplated by this Term Sheet and the Silver Stockholders Agreement shall be subject to limited periods of suspension in order to prevent liability under the federal securities laws.

                                        Subject to the restrictions on the
                                        transfer of its Silver Securities
                                        contained herein and in the Silver
                                        Stockholders Agreement, each Stockholder shall be entitled to customary demand and incidental registration rights with respect to the Silver Securities held by its Stockholder Group.